UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2003
Date of Report
(Date of earliest event reported)

PRO-DEX, INC.
(Exact name of registrant as specified in its charter)

COLORADO
(State or other jurisdiction of incorporation)

0-14942	84-1261240
(Commission File No.)	(IRS Employer Identification Number)

151 East Columbine Avenue
Santa Ana, California 92707
(Address of Principal Executive Offices)

(949) 241-4411
(Registrant's Telephone Number, Including Area Code)

TABLE OF CONTENTS

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      (a) Previous Independent Accountants.

      On October 16, 2003, Pro-Dex, Inc. (the "Registrant") dismissed McGladrey & Pullen, LLP ("McGladrey") as its independent accountant.

      The reports of McGladrey on the Registrant's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      The Registrant's decision to change accountants was approved by its Audit Committee.

      In connection with its audits for the two most recent fiscal years and through October 16, 2003, there have been no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of McGladrey would have caused them to make reference thereto in their report on the financial statements for such years.

      During the two most recent fiscal years and through October 16, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

      The Registrant has requested that McGladrey furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 16 and is incorporated herein by reference.

      (b) New Independent Accountants.

      The Company's Audit Committee approved the engagement of Moss Adams, LLP ("Moss Adams") as its new independent accountant, for the fiscal year ending June 30, 2004 to replace McGladrey. During the two most recent fiscal years and through October 16, 2003, the Registrant has not consulted with Moss Adams regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Registrant has authorized McGladrey to respond fully to any inquiries from Moss Adams relating to its engagement as Registrant's independent accountant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits.

            16.1     Letter from McGladrey & Pullen, LLP regarding Change in Certifying    Accountant.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 21, 2003

                                                                                    PRO-DEX, INC.

By: /s/ Patrick Johnson Patrick Johnson Chief Executive Officer